Exhibit 10.6

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (together with all extensions, renewals, modifications, substitutions and amendments hereof, this “Guaranty”) is executed as of December 20, 2016, by New York REIT, Inc., a Maryland corporation, having an address at 405 Park Avenue, New York, New York 10022 (together with its permitted successors and assigns, “Guarantor”), for the benefit of COLUMN FINANCIAL, INC., a Delaware corporation, having an address at 11 Madison Avenue, New York, New York 10010, as agent for the benefit of Lender (defined below) (together with its successors and permitted assigns, in such capacity, “Agent”). Capitalized terms utilized herein shall have the meaning as specified in the Loan Agreement (hereinafter defined), unless such term is otherwise specifically defined herein.

WITNESSETH:

WHEREAS, pursuant to the Note, the entities listed on Schedule I attached hereto (collectively, “Borrower”) have become indebted, and may from time to time be further indebted, to Lender with respect to a loan in the original principal amount of FIVE HUNDRED MILLION AND NO/100 DOLLARS ($500,000,000.00) (the “Loan”) made pursuant to that certain Loan Agreement dated as of the date hereof among Borrower, Column Financial, Inc. a Delaware corporation (together with its successors and permitted assigns, “Initial Lender”), and the other lenders party thereto from time to time (together with Initial Lender and their respective successors and/or permitted assigns, individually and/or collectively as the context may require, “Lender”) and Agent, and acknowledged and agreed to by ARC NY120W5701 TRS, LLC (“Operating Lessee”) (solely with respect to certain terms and conditions specified therein) (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”), which Loan is secured by, among other things, the Security Instruments encumbering each Individual Property and the Pledge Agreement, granting Agent for the benefit of Lender a first priority security interest in 100% of the direct equity interest in Operating Lessee, and is further evidenced, secured or governed by other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement, the Pledge Agreement and the Security Instruments, collectively, the “Loan Documents”);

WHEREAS, Operating Lessee is the operator of the Viceroy Property pursuant to the terms of the Operating Lease;

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor delivers this Guaranty for the benefit of Lender and unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as hereinafter defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1           Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Agent for the benefit of Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2           Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means the prompt and full payment when due, whether at stated maturity, by acceleration or otherwise, and performance of all obligations and liabilities of Borrower under the Loan Agreement and other Loan Documents, including, without limitation, all obligations and liabilities of Borrower pursuant to Section 9.4 of the Loan Agreement. Guarantor’s liability under this Guaranty is effective regardless of whether Borrower has any personal liability for the Guaranteed Obligations and is not limited to the original or outstanding principal balance of the Loan or the value of the Properties or the Collateral given as security for the Loan. Notwithstanding anything to the contrary in this Guaranty, the Loan Agreement, the Note or any of the Loan Documents, Lender may exercise its rights under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instruments and the Pledge Agreement or to require that all Properties and Collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents.

1.3           Nature of Guaranty. Guarantor hereby acknowledges and agrees that this Guaranty (a) is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection, (b) shall not be reduced, released, discharged, satisfied or otherwise impacted in connection with (i) any act or occurrence that might, but for the provisions hereof, be deemed a legal or equitable reduction, satisfaction, discharge or release and/or (ii) Lender’s enforcement of remedies under the Loan Documents and (c) shall survive the foregoing and shall not merge with any resulting foreclosure deed, deed in lieu or similar instrument (if any) subject to Section 5.2 hereof. Guarantor acknowledges that there are no conditions precedent to the effectiveness of this Guaranty, and that this Guaranty is in full force and effect and is binding on Guarantor as of the Closing Date, regardless of whether Lender obtains collateral or any guaranties from others or takes any other action contemplated by this Guaranty. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4           Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party (other than the defense of payment), against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5           Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due (and such failure continues beyond the expiration of any applicable notice and cure period under the Loan Documents), whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6           No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7           Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of: (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Loan Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower, Operating Lessee and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Properties, (e) the occurrence of any breach by Borrower or Operating Lessee under the Loan Documents or an Event of Default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) the sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower or Operating Lessee, and (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

1.8           Payment of Expenses. In the event that Guarantor shall breach any provisions of this Guaranty or fail to timely perform any of its obligations hereunder, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 1.8 shall survive the payment and performance of the Guaranteed Obligations.

1.9           Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect with respect to such rescinded or restored payment. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10         Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise while the Debt is outstanding.

1.11        Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

1.12        Financial Covenants of Guarantor.

(a)           Guarantor (i) shall keep and maintain complete and accurate books and records and (ii) as necessary to confirm compliance with the financial covenants of Guarantor set forth in this Section 1.12, shall permit Lender and any authorized representatives of Lender to have reasonable access to and to inspect and examine the books and records, any and all accounts, data and other documents of Guarantor, at all reasonable times, during normal business hours.

(b)           Guarantor hereby represents and warrants that, as of the date hereof, Guarantor is in compliance with the Guarantor Financial Covenants (as hereinafter defined). At all times while the Debt remains unsatisfied, Guarantor shall comply with the Guarantor Financial Covenants.

(c)           During the term hereunder, Guarantor shall deliver to Lender (a) within ninety (90) days after the end of each Fiscal Year of Borrower (i) an Officer’s Certificate certifying as to the compliance of Guarantor with the Guarantor Financial Covenants and (ii) financial statements audited by an independent certified public accountant, which shall include an annual balance sheet and profit and loss statement of Guarantor, in the form provided to Lender in connection with the closing of the Loan or otherwise in form reasonably approved by Lender, together with an Officer’s Certificate certifying that such annual financial statement presents fairly the financial condition and the results of operations of Guarantor and that such financial statements have been prepared in accordance with GAAP; and (b) within forty-five (45) days after the end of each calendar quarter, (i) an Officer’s Certificate certifying as to the compliance of Guarantor with the Guarantor Financial Covenants and (ii) unaudited financial statements of Guarantor, in the form provided to Lender in connection with the closing of the Loan or otherwise as reasonably approved by Lender, together with an Officer’s Certificate certifying that such financial statement presents fairly the financial condition and the results of operations of Guarantor and that such financial statements have been prepared in accordance with GAAP. In addition, Guarantor shall provide any other information reasonably requested by Lender from time to time which Lender believes is material and relevant in reviewing Guarantor’s compliance with the Guarantor Financial Covenants.

(d)           Until all of the Obligations and the Guaranteed Obligations have been paid in full, (A) Guarantor shall at all times maintain a Net Worth equal to or in excess of $300,000,000.00 (excluding its interest in the Properties), provided that, from and after such time that the combined outstanding principal balance of the Loan and the Mezzanine Loan, in the aggregate, is less than $300,000,000.00, Guarantor shall at all times maintain a minimum Net Worth equal to the greater of (x) the then combined outstanding principal balance of the Loan and the Mezzanine Loan in the aggregate and (y) $150,000,000.00 and (B) Guarantor shall at all times maintain Liquid Assets having a market value of at least $25,000,000.00, which minimum market value of Liquid Assets may be reduced to $15,000,000.00 in the event the outstanding Debt is equal to $100,000,00.00 or less (collectively, “Guarantor Financial Covenants”).

(e)           Definitions. As used in this Section 1.12, the following terms shall have the following definitions:

(i)          The term “Net Worth” as used in this Guaranty shall mean as of a given date net tangible assets less liabilities, pursuant to the consolidated balance sheet of Guarantor and its consolidated subsidiaries, determined pursuant GAAP, as adjusted to exclude Guarantor’s indirect interest in the Properties, straight-line rent receivables or payables, derivative values and any other intangible assets or liabilities of Guarantor, and provided that Lender and Guarantor agreed upon  real estate values as shown in Exhibit A attached hereto will be used rather than historical cost basis real estate values as would otherwise be used in accordance with GAAP, all being determined consistent with the calculations shown on Exhibit A hereto.

(ii)         As used herein, “Liquid Assets” shall mean all unrestricted or unencumbered (A) cash and (B) any of the following: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States; (ii) marketable direct obligations issued by any state or territory of the United States of America or any political subdivision of any such state or territory or any public instrumentality thereof which, at the time of acquisition, has a long term unsecured debt rating of not less than “BBB” by S&P, “BBB” by Fitch and “Baa3” by Moody’s, and is not listed for possible down-grade in any publication of any of the foregoing rating services; (iii) domestic certificates of deposit or domestic time deposits or repurchase agreements issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having a long term unsecured debt rating of not less than “BBB” by S&P, “BBB” by Fitch and “Baa3” by Moody’s, and not listed for possible down-grade in any publication of any of the foregoing rating services; (iv) money market funds having assets under management in excess of $2,000,000,000.00; (v) any stock, shares, certificates, bonds, debentures, notes or other instrument which constitutes a “security” under the Securities Act (other than Guarantor, Borrower and/or any of their affiliates) which are freely tradable on any nationally recognized securities exchange or otherwise readily marketable and liquid; and/or (vi) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause (vi) (1) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (2) if rated by S&P, must not have an any qualifier affixed to their rating, (3) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (4) must not be subject to liquidation prior to their maturity and (5) must have maturities of not more than 365 days.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives to the extent permitted under applicable law, any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1           Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower, Operating Lessee and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2           Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower, Operating Lessee or any Guarantor.

2.3           Condition of Borrower, Operating Lessee or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Operating Lessee, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower, Operating Lessee or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower, Operating Lessee or Guarantor, or any changes in the shareholders, partners or members of Borrower, Operating Lessee or Guarantor; or any reorganization of Borrower, Operating Lessee or Guarantor.

2.4           Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason (other than due to the defense of payment of the Debt).

2.5           Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons to pay or perform the Guaranteed Obligations.

2.6           Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7           Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8           Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9           Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10         Offset. The Note, the Loan Agreement, the Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower, Operating Lessee or Guarantor against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense (other than the defense of payment) arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11         Merger. The reorganization, merger or consolidation of Borrower, Operating Lessee into or with any other corporation or entity.

2.12         Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13         Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

3.1           Benefit. Guarantor is an Affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2           Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and Operating Lessee and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3           No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

3.4           Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and intends to be, solvent, and has and intends to have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and intends to have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5           Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6           Litigation. Except as identified on Schedule VI to the Loan Agreement, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Guarantor which could have a Material Adverse Effect.

3.7           Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1           Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower or Operating Lessee to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower or Operating Lessee thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower or Operating Lessee (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence and continuation of an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower, Operating Lessee or any other party any amount upon the Guarantor Claims.

4.2           Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor or Operating Lessee and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3           Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payments, claims or distributions which are prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4           Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s or Operating Lessee’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s or Operating Lessee’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, until the Debt is paid in full, Guarantor shall not (a) exercise or enforce any creditor’s right it may have against Borrower or Operating Lessee (b) create any Liens encumbering the Properties or the Collateral, Borrower Operating Lessee or any interest in either of the foregoing, other than Permitted Encumbrances, or (c) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower or Operating Lessee held by Guarantor.

ARTICLE V

MISCELLANEOUS

5.1           Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2           Termination The Guaranteed Obligations under this Guaranty (exclusive of any other obligations of Guarantor under any other guaranty, indemnity or similar agreement relating to the Loan, and any obligations related to then ongoing and pending claims made under this Guaranty) shall terminate upon the indefeasible repayment in full of the Debt and the expiration of all applicable preference periods under the Bankruptcy Code.

5.3           Notices. All notices or other written communications hereunder shall be made in accordance with Section 10.6 of the Loan Agreement. Notices to Guarantor shall be made to:

Guarantor:

New York REIT, Inc.

405 Park Avenue

New York, New York 10022

Attention: Legal Department

with a copy to:

Arnold & Porter LLP

399 Park Avenue

New York, NY 10022

Attention: John Busillo, Esq.

5.4           Governing Law.

(a)           This Guaranty shall be governed in accordance with the State of New York and the applicable law of the United States of America.

(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH OF GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY (CSC)

1180 AVENUE OF THE AMERICAS, SUITE 210

NEW YORK, NEW YORK 10036

AS ITS RESPECTIVE AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

5.5           Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.6           Amendments. This Guaranty may be amended only by an instrument in writing executed by Lender and Guarantor.

5.7           Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

5.8           Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

5.9           Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.10         Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

5.11         Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.12         Special Provision. Notwithstanding anything to the contrary herein, Guarantor shall have no liability hereunder for the payment or performance of any increase in or change to the Guaranteed Obligations or the amount thereof arising directly and solely from any increase, amendment, modification, alteration or rearrangement of the Note, the Loan Agreement and/or the other Loan Documents (1) entered into after the transfer of title to the Collateral (as defined in the Mezzanine Loan Agreement) to Mezzanine Lender (or any of its affiliates or designees) pursuant to a foreclosure, deed in lieu of foreclosure or similar action of Mezzanine Lender’s lien under the Mezzanine Loan Documents or by any other mezzanine lender permitted under Section 9.1.1(c) or 9.1.3(b) of the Loan Agreement and (2) not agreed or consented to by Guarantor in writing; it being agreed to and understood that after any such transfer, Guarantor shall continue to remain liable for the Guaranteed Obligations (subject to and in accordance with the terms of this Guaranty) with respect to the terms and conditions of the Loan Documents in effect on the date of such transfer.

5.13         Entirety. THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

5.14         Waiver of Right To Trial By Jury. EACH OF GUARANTOR AND LENDER (BY ACCEPTANCE OF THIS GUARANTY) HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE SECURITY INSTRUMENTS, THE PLEDGE AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

5.15         Cooperation. Guarantor shall comply with the obligations set forth in Section 9.1 of the Loan Agreement, subject to and in accordance with the terms of such Section 9.1.

5.16         Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

5.17         Agent. Each Lender, by the Loan Agreement, has irrevocably appointed and authorized Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Guaranty as are specifically delegated to Lender by the terms hereof and of the Loan Agreement, together with such powers as are reasonably incidental thereto, all pursuant to and as more particularly set forth in the Loan Agreement, which is incorporated herein by reference. All references to Lender herein shall mean “Lender” or “Agent on behalf of Lender”, as the context requires.

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This Guaranty has been duly executed as of the day and year first written above.

GUARANTOR:

NEW YORK REIT, INC., a Maryland corporation

By: /s/ Michael Ead

 Name: Michael Ead

 Title: Authorized Signatory

[Signature Page to Guaranty Agreement]

SCHEDULE I

Borrower

ARC NY22936001, LLC, a Delaware limited liability company

ARC NY21618001, LLC, a Delaware limited liability company

ARC NY333W3401, LLC, a Delaware limited liability company

ARC NY350BL001, LLC, a Delaware limited liability company

ARC NYBLKST002, LLC, a Delaware limited liability company

ARC NYCTGRG001, LLC, a Delaware limited liability company

ARC NYWSHST001, LLC, a Delaware limited liability company

ARC NYGRNAV001, LLC, a Delaware limited liability company

ARC NYW42ST001, LLC, a Delaware limited liability company

ARC NY120W5701, LLC, a Delaware limited liability company

ARC NY24549W17, LLC, a Delaware limited liability company

50 Varick LLC, a New York limited liability company

EXHIBIT A

(attached)